UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 9, 2006 (May 6, 2006)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
Ex-17.1 Letter from Michael E. Gallagher to the Company's Board of Directors
Ex-17.2 Letter form Carol R. Goldberg to the Company's Board of Directors

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     (b) As a result of the director resignations described in Item 5.02 below, on May 9, 2006, America Service Group Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with the director independence requirements of Nasdaq Rule 4350(c) and the audit committee composition requirements of Nasdaq Rule 4350(d)(2)(A). The Company had already been conducting a search for at least two new independent directors to serve on the Company’s Board of Directors and Audit Committee, the addition of whom would allow the Company to regain compliance with these requirements.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (a) A meeting of the Corporate Governance and Nominating Committee of the Company’s Board of Directors was held on May 5, 2006. Two independent members of the Board of Directors, whose resignations are reported herein, expressed their view that the Company would be better served by replacing its Chief Executive Officer.
     On May 6, 2006, Michael E. Gallagher, who had served on the Company’s Board of Directors since 2003, submitted his resignation as a director effective as of that date. At the time of his resignation, Mr. Gallagher was serving as Chairperson of the Company’s Audit Committee and a member of the Company’s Corporate Governance and Nominating Committee and Incentive Stock and Compensation Committee. Mr. Gallagher’s resignation letter, which was dated May 5, 2006, is attached hereto as Exhibit 17.1.
     On May 8, 2006, Carol R. Goldberg, who had served on the Company’s Board of Directors since 1991, submitted her resignation as a director effective as of that date. At the time of her resignation, Ms. Goldberg was serving as Chairperson of the Company’s Incentive Stock and Compensation Committee and a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee. Ms. Goldberg’s resignation letter is attached hereto as Exhibit 17.2.
     Subsequent to these resignations, on May 9, 2006, the Board of Directors met and confirmed their view that the Company’s Chief Executive Officer should continue to serve in that capacity. The Chief Executive Officer, who also serves as a director, abstained from consideration of this matter.
     On May 9, 2006, the Board of Directors appointed William D. Eberle, a director of the Company since 1991 and current member of the Audit Committee, to replace Mr. Gallagher as Chairperson of the Audit Committee. The Board of Directors further determined that Mr. Eberle qualifies as an “audit committee financial expert” under SEC rules and meets the Nasdaq professional experience requirements. On that date, the Board of Directors also appointed Richard D. Wright, a director of the Company since 1999, to the Audit Committee. Mr. Wright is not independent under Nasdaq rules due to his previous employment with the Company as well as the existence of a prior consulting arrangement between the Company and an entity affiliated with Mr. Wright. Pursuant to an exception to Nasdaq’s independence rules, however, the Board of Directors determined that it was in the best interests of the Company to appoint Mr. Wright to serve as a member of this committee. Mr. Wright will serve as an interim member of the Audit Committee until the Board of Directors appoints a new independent director. Under the terms of the Nasdaq exception, Mr. Wright cannot serve as a member of the Audit Committee for more than two years. On May 9, 2006, the Board of Directors also appointed Burton C. Einspruch, M.D., a director of the Company since 2000, to replace Ms. Goldberg as Chairperson of the Incentive Stock and Compensation Committee.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

17.1	Letter from Michael E. Gallagher to the Company’s Board of Directors, dated May 5, 2006.

17.2	Letter from Carol R. Goldberg to the Company’s Board of Directors, dated May 8, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: May 9, 2006	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

17.1	Letter from Michael E. Gallagher to the Company’s Board of Directors, dated May 5, 2006.

17.2	Letter from Carol R. Goldberg to the Company’s Board of Directors, dated May 8, 2006.